Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NOW INC.

NOW Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (“DGCL”), for the purpose of amending and restating the Corporation’s certificate of incorporation, does hereby submit the following:

A. The name of the Corporation is NOW Inc.

B. The date of filing of the Corporation’s original Certificate of Incorporation was November 22, 2013, and was filed under the name NOW Inc.

C. The Board of Directors of the Corporation and the sole stockholder of the Corporation have duly adopted this Amended and Restated Certificate of Incorporation as set forth on Exhibit A hereto in accordance with Sections 103, 228, 242 and 245 of the DGCL.

D. This Amended and Restated Certificate of Incorporation shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 29th day of May, 2014.

NOW INC.

By:	/s/ Raymond W. Chang
Name:	Raymond W. Chang
Title:	Vice President and General Counsel

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NOW INC.

FIRST: NAME.

The name of the Corporation is NOW Inc.

SECOND: REGISTERED AGENT.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: CORPORATE PURPOSE.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: CAPITAL STOCK.

The following is a statement of the powers, preferences and rights, and the qualifications, limitations and restrictions, of the classes of stock of the corporation, and the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the “Board”):

I. AUTHORIZED SHARES.

The total number of shares of stock that the Corporation shall have authority to issue is, 350,000,000 shares of capital stock, consisting of (i) 330,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). All holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the Corporation’s stockholders.

II. PREFERRED STOCK.

The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have any designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof as are stated and expressed in this Part II of this Article Fourth and in the resolution or resolutions providing for the issue of such class or series adopted by the Board as hereinafter prescribed. The authority of the Board with respect to each such class or series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

(i)	whether or not the class or series is to have voting rights, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii)	the number of shares to constitute the class or series and the designations thereof;

(iii)	the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(iv)	whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v)	whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

(vi)	the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)	the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii)	whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios of the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)	any other special rights and protective provisions with respect to any class or series as may to the Board seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects and in any other manner. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

Except as required by the DGCL, any Preferred Stock designation or this Amended and Restated Certificate of Incorporation, a series of Preferred Stock may be authorized, and the terms of any series of Preferred Stock may be amended, without the consent, approval or other action of the holders of Common Stock, of any other series of Preferred Stock or any other class of capital stock of the Corporation.

III. NO PREEMPTIVE RIGHTS.

No holder of shares of Common Stock or Preferred Stock of the Corporation shall have any preemptive or other rights, except such rights as are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board to such persons, and on such terms and for such lawful consideration, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

IV. NO CUMULATIVE VOTING.

Cumulative voting of shares of any class or series of stock of the Corporation is prohibited.

V. GENERAL.

Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board. The Board shall be empowered to set the exercise price, duration, times for exercise, and other terms of such rights or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

FIFTH: MANAGEMENT OF CORPORATION.

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

I. DIRECTORS.

The number, classification, and terms of the Board and the procedures to elect directors, to remove directors, and to fill vacancies in the Board shall be as follows:

(a) Subject to the rights of holders of a series of shares of Preferred Stock to elect one or more directors pursuant to any provisions of any certificate of designation relating to any such series, the number of directors will be fixed exclusively by a majority of the entire Board of Directors from time to time. In no event shall the number of directors that constitute the Board be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

(b) The Board shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the Board designates. The number of directors in each class shall be the whole number contained in the quotient derived by dividing the authorized number of directors by three, and if a fraction is also contained in the quotient, then if that fraction is one-third (1/3) then the extra director shall be a member of Class III, and if the fraction is two-thirds (2/3) then one of the extra directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting following their first election as directors, the directors first elected to Class II shall serve for a term ending on the second annual meeting following their first election as directors, and the directors first elected to Class III shall serve a full term as hereinabove provided. The foregoing notwithstanding, each director shall serve until his or her successor shall have been qualified, or until he or she becomes disabled or is otherwise removed. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board may (but shall not be required to) redesignate any director into a different class in order that the balance of directors in such classes shall conform thereto.

(c) Vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law), and each director so chosen shall receive the classification of the vacant directorship to which such director has been appointed or, if that is a newly-created directorship, shall receive the classification that at least a majority of the Board designates and shall hold office until the first meeting of stockholders held after such director’s election for the purpose of electing directors of that classification and until such director’s successor is elected and qualified or until his earlier death, resignation, or removal from office.

(d) The number, qualifications, terms of office, manner of election, time and place of meeting, compensation and powers and duties of the directors may be prescribed from time to time by the bylaws of the Corporation, and the bylaws of the Corporation may also contain any other provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or this Amended and Restated Certificate of Incorporation.

(e) A director of any class of directors of the Corporation may be removed before the expiration date of that director’s term of office, only for cause, by an affirmative vote of the holders of not less than eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted at an election of directors of that class or series, voting together as a single class, cast at the annual meeting of stockholders or at any special meeting of stockholders called by a majority of the Board for this purpose.

II. POWER TO AMEND BYLAWS.

The bylaws may be altered or repealed and new bylaws may be adopted (a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new bylaw or bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, or (b) by the affirmative vote of a majority of the members present at any regular meeting of the Board, or at any special meeting of the Board, without any action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new bylaw or bylaws be contained in the notice of such regular or special meeting.

Notwithstanding the foregoing, the affirmative vote of the holders of at least eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted shall be required to alter, amend or repeal Article II, Section Four (Special Meetings), Article II, Section 14 (Action Without Meeting), Article III, Section 1 (Power; Number; Term of Office), Article III, Section 7 (Resignation and Removal), Article III, Section 7 (Vacancies; Increases in the Number of Directors), Article VI (Indemnification of Directors, Officers, Employees and Agents), and Article IX (Amendments) of the Corporation’s bylaws.

III. NO STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS.

Subject to the rights, if any, of holders of Preferred Stock as set forth in a Preferred Stock designation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by those stockholders.

Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by (i) the Chief Executive Officer of the Corporation, or (ii) the Board, pursuant to a resolution approved by a majority of the directors which the Corporation would have if there were no vacancies.

SIXTH: ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS AND INDEMNIFICATION.

I. ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS.

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Part I of this Article Sixth shall be prospective only, and neither the amendment nor repeal of this Part I of this Article Sixth shall eliminate or reduce the effect of this Part I of this Article Sixth in respect to any matter occurring, or any cause of action, suit or claim that, but for this Part I of this Article Sixth would accrue or arise, prior to such amendment or repeal. If the DGCL hereafter is amended to authorize corporate action further eliminating or limiting the liability or directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.

II. INDEMNIFICATION.

To the fullest extent authorized or permitted by the DGCL (as now in effect or as amended), and as further specified in the Corporation’s bylaws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was the Corporation’s director or officer, or by reason of the fact that the Corporation’s director or officer is or was serving, at the Corporation’s request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation.

SEVENTH: AMENDMENTS TO THIS CERTIFICATE

Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the votes of the outstanding shares of the class or classes or series of stock then entitled to be voted shall be required to alter, amend or repeal Part I, II and III of Article Fifth, or Article Seventh of this Amended and Restated Certificate of Incorporation.